Exhibit 99.1

MRV Reports First-Quarter 2015 Results

- GAAP Net loss of $1.1 million improves $3.1 million compared to a year ago driven by higher gross margins and lower operating expenses -

CHATSWORTH, Calif.- May 7, 2015 -MRV Communications (NASDAQ: MRVC), a global supplier of packet and optical solutions that power the world’s largest networks and a provider of network integration services for communication service providers, reported financial results for the three months ended March 31, 2015.

Mark Bonney, president and chief executive officer of MRV, stated, “In the first quarter, we achieved significantly improved financial results, both sequentially and compared to the first quarter of 2014, with expanded gross margins and reduced operating expenses in each business. Our revenue declined due to the recent foreign exchange impact on the Euro on our Network Integration business, which is based in Italy. In constant currency, first quarter 2015 revenues would have been approximately the same as the first quarter of 2014.”

Mr. Bonney added, “Our Network Integration business continues to perform well, and we are exploring strategic alternatives for this business to help unlock and realize the value of our two independent and distinct lines of business.

“We are pleased with the positive trends in our Network Equipment business, and see significant growth opportunities in this segment as the products we have developed address the increasing bandwidth demand for cloud, mobility and video services. During the quarter, we achieved several significant milestones. OptiDriver® is gaining traction among service providers and data center operators, most notably in the Americas and EMEA, and the OptiDriver customer count rose to 59. Additionally, we achieved all of our OptiPacket® product development milestones and completed a successful trial in a Tier One account. We also secured our first OptiPacket order, which was a combined sale with OptiDriver and Pro-Vision®, our service orchestration software platform, to a North American service provider. This demonstrates our ability to provide an end-to-end solution for metro service edge networks,” concluded Mr. Bonney.

First Quarter 2015 Results as compared to First Quarter 2014

•
Total revenue amounted to $38.8 million, compared to $42.3 million. Network Equipment revenue was $22.3 million in both periods. Network Integration revenue was $16.6 million and when calculated on a constant currency basis would have been $20.2 million, compared to $20.1 million.

•
Consolidated gross margin was 35.8%, compared to 31.3%, reflecting increases in both segments and the impact of the greater contribution percentage from the higher gross margin Network Equipment business, which had gross margins of 52.0% in the first quarter of 2015.

•
Total GAAP operating expenses were $14.7 million, or 37.9% of total revenue, compared to $17.1 million, or 40.4% of total revenue. Network Equipment operating expenses were $1.9 million lower than 2014 as a result of the impact of cost reduction efforts implemented last year. Also, Corporate general and administrative expenses were $0.7 million lower than the 2014 corresponding period. The company’s current operating expense structure reflects improved efficiencies while maintaining the ongoing commitment to develop, market and support a product road map that is designed to expand existing customer relationships while increasing the total addressable market.

•	GAAP operating loss was $0.8 million, compared to $3.8 million.

•	GAAP net loss was $1.1 million, or $0.15 per share, compared to $4.2 million, or $0.58 per share.

•	Non-GAAP operating loss was $0.1 million, compared to $3.0 million.

•	Non-GAAP net loss was $0.5 million, or $0.07 per share, compared to $3.4 million, or $0.47 per share.

A reconciliation of the non-GAAP measures to GAAP measures is provided in the attached table.

Cash Flow Highlights
At March 31, 2015, the company had $14.2 million in cash and equivalents, compared to $22.4 million at December 31, 2014. The reduction in cash was planned as the company implemented its previously announced share repurchase program using $3.6 million to purchase 357,085 shares. Also, the reduction in the company’s short term debt was $3.3 million. Additionally, while operating results on a non-GAAP basis were close to break-even, the company used $1.1 million to fund operations, including its working capital changes that were affected by the timing of certain large accounts receivable that were collected following the conclusion of the quarter and the reduction of accounts payable. Further, the balance sheet value of cash in Euros was reduced by $0.6 million due to the change in the value of the Euro relative to the US Dollar.

Conference Call Information:
MRV Communication's first quarter 2015 financial results conference call is scheduled to take place on May 7, 2015 at 5:00 p.m. ET. The live audio webcast will be accessible at www.mrv-corporate.com in the Investor Relations section. To access the call in the U.S. please dial 888-503-8175, and for international calls dial 719-325-2362 approximately 10 minutes prior to the start of the conference. The conference ID is 3859231. The conference call will also be broadcast live at www.mrv.com where it will be available for replay for 90 days. In addition, a replay will be available via telephone for one business day, beginning two hours after the call. To listen to the replay, in the U.S. please dial 877-870-5176, and internationally dial 858-384-5517. The access code is 3859231.

About MRV Communications
MRV Communications is a global supplier of packet and optical solutions that empower the world’s largest networks and network integration services for leading communications service providers. For more than two decades, the most demanding service providers, Fortune 1000 companies and governments worldwide have trusted MRV to provide best-in-class solutions and services for their mission-critical networks. We help our customers overcome the challenge of orchestrating the ever-increasing need for capacity while improving service delivery and lowering network costs for critical applications such as cloud connectivity, high-capacity business services, mobile backhaul and data center connectivity. For more information please visit www.mrv.com.

Non-GAAP Measures
The company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. The company's non-GAAP financial measures exclude the impact of stock-based compensation expense, fair value adjustments, litigation costs, severance and related restructuring costs, and other non-recurring expenses, which the company believes are not indicative of its core operating results. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company's financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

Certain revenue information is presented on a constant currency basis. The company supplementally presents this revenue information, because it believes doing so facilitates a comparison of its operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. The company calculates constant currency revenue growth by comparing current-period revenues to prior-period revenues with both periods converted at the U.S. Dollar/local currency average foreign exchange rate for each month of the prior period for the currencies in which it does business.

Forward Looking Statements
This press release may contain statements regarding future financial and operating results of MRV, management's assessment of business trends, and other statements about management's future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management's current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV's businesses operate, in addition to management's assumptions. Statements in this press release regarding MRV's future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "appear," "believe," "estimate," "expect," "intend," "may," "should," "plan," "project," "contemplate," "target," "foresee," "goal," "likely," "will," and "would" or variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management's long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with MRV's businesses, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of MRV's SEC filings, including, but not limited to its annual report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by contacting MRV's investor relations department or by visiting MRV's website at http://www.mrv-corporate.com or the SEC's EDGAR website at http://www.sec.gov.

All information in this release is as of May 7, 2015 unless otherwise stated. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV's expectations.

IR Contact:
Cathy Mattison/Kirsten Chapman, LHA, (415) 433-3777, ir@mrv.com

MRV Communications, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014

Revenue:
Product revenue	$28,331	$31,544
Service revenue	10,442	10,774
Total revenue	38,773	42,318
Cost of Revenue:
cost of product	17,764	20,901
cost of services	7,133	8,166
Total cost of revenue	24,897	29,067
Gross profit	13,876	13,251
Operating expenses:
Product development and engineering	5,125	5,578
Selling, general and administrative	9,562	11,522
Total operating expenses	14,687	17,100
Operating loss	(811)	(3,849)
Interest expense	(49)	(150)
Other expense, net	(20)	33
Loss before provision for income taxes	(880)	(3,966)
Provision for income taxes	188	251
Net Loss	$(1,068)	$(4,217)

Net loss per share — basic	$(0.15)	$(0.58)
Net loss per share — diluted	$(0.15)	$(0.58)

Weighted average number of shares:
Basic	7,131	7,283
Diluted	7,131	7,283

MRV Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$14,215	$22,422
Restricted time deposits	224	235
Accounts receivable, net	41,384	43,513
Other receivables	10,521	11,012
Inventories, net	17,497	21,683
Income taxes receivable	49	558
Deferred income taxes	705	535
Other current assets	6,975	5,454
Total current assets	91,570	105,412
Property and equipment, net	4,608	4,890
Deferred income taxes, net of current portion	1,973	2,105
Intangibles, net	1,336	1,364
Other assets	694	801
Total assets	$100,181	$114,572

Liabilities and stockholders' equity
Current liabilities:
Short-term debt	$2,116	$5,402
Deferred consideration payable	233	233
Accounts payable	21,301	24,327
Accrued liabilities	14,217	14,545
Deferred revenue	13,058	13,527
Other current liabilities	325	297
Total current liabilities	51,250	58,331
Other long-term liabilities	4,956	5,271
Commitments and contingencies

Stockholders' equity:
Preferred Stock, $0.01 par value: Authorized — 1,000 shares; no shares issued or outstanding	—	—
Common Stock, $0.0017 par value:
Authorized — 16,000 shares
Issued — 8,250 shares in 2015 and 8,242 shares in 2014
Outstanding — 7,036 shares in 2015 and 7,386 in 2014	270	270
Additional paid-in capital	1,284,811	1,284,483
Accumulated deficit	(1,221,560)	(1,220,492)
Treasury stock — 1,214 shares in 2015 and 856 shares in 2014	(14,009)	(10,412)
Accumulated other comprehensive income	(5,537)	(2,879)
Total stockholders' equity	43,975	50,970
Total liabilities and stockholders' equity	$100,181	$114,572

MRV Communications, Inc.
Segmented Operating Data
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue
Network Equipment	$22,276	$22,319
Network Integration	16,588	20,053
Before intersegment adjustments	38,864	42,372
Intersegment adjustments	(91)	(54)
Total	$38,773	$42,318

	Three Months Ended March 31,
	2015	2014
Gross profit
Network Equipment	$11,544	$10,759
Network Integration	2,331	2,490
Before intersegment adjustments	13,875	13,249
Intersegment adjustments	1	2
Total	$13,876	$13,251

	Three Months Ended March 31,
	2015	2014
Operating Expenses
Network Equipment	$11,743	$13,598
Network Integration	1,826	1,645
Before intersegment adjustments	13,569	15,243
Corporate unallocated operating expenses and adjustments	1,118	1,857
Total	$14,687	$17,100

	Three Months Ended March 31,
	2015	2014
Operating Income
Network Equipment	$(198)	$(2,839)
Network Integration	505	845
Before intersegment adjustments	307	(1,994)
Corporate unallocated and adjustments	(1,118)	(1,855)
Total	$(811)	$(3,849)

Non-GAAP reconciliation
Three Months Ended March 31, 2015 and 2014
(Unaudited, in thousands except per share data)

	Consolidated amounts		Network Equipment		Network Integration
	2015	2014	2015	2014	2015	2014
Revenue:
GAAP revenue	$38,773	$42,318	$22,185	$22,265	$16,588	$20,053
Cost of revenue
GAAP cost of revenue	24,897	29,067	10,640	11,504	14,257	17,563
Stock-based charges	(30)	(20)	(30)	(19)	—	(1)
Non-GAAP adjusted cost of revenue	$24,867	$29,047	$10,610	$11,485	$14,257	$17,562

Gross profit:
GAAP gross profit	$13,876	$13,251	$11,545	$10,761	$2,331	$2,490
Stock-based charges	30	20	30	19	—	1
Non-GAAP adjusted gross profit	$13,906	$13,271	$11,575	$10,780	$2,331	$2,491

Operating expenses:
GAAP Product development and engineering	$5,125	$5,578	$5,125	$5,578	$—	$—
Stock-based charges	(49)	(23)	(49)	(23)	—	—
Non-GAAP Product development and engineering	$5,076	$5,555	$5,076	$5,555	$—	$—
GAAP Selling, general & administrative	8,445	9,663	6,619	8,018	1,826	1,645
Stock-based charges	(50)	(27)	(44)	(35)	(6)	8
Severance	(90)	(261)	(90)	(261)	—	—
Non-GAAP Selling, general & administrative	$8,305	$9,375	$6,485	$7,722	$1,820	$1,653
GAAP Corporate charges	1,117	1,858	1,117	1,858	—	—
Stock-based charges	(83)	(77)	(83)	(77)	—	—
Litigation costs	(434)	—	—	—	(434)	—
Warrant revaluation charges	—	(406)	—	(406)	—	—
Non-GAAP Corporate charges	$600	$1,375	$1,034	$1,375	$(434)	$—
GAAP operating expenses	$14,687	$17,099	$12,861	$15,454	$1,826	$1,645
Non-GAAP operating expenses	$13,981	$16,305	$12,595	$14,652	$1,386	$1,653

GAAP operating income	$(811)	$(3,848)	(1,316)	(4,693)	$505	$845
Stock-based charges	212	147	206	154	6	(7)
Severance	90	261	90	261	—	—
Litigation costs	434	—	—	—	434	—
Warrant revaluation charges	—	406	—	406	—	—
Non-GAAP adjusted operating income	$(75)	$(3,034)	$(1,020)	$(3,872)	$945	$838

Non-GAAP reconciliation
(continued)
Three Months Ended March 31, 2015 and 2014
(Unaudited, in thousands except per share data)

	Consolidated amounts		Network Equipment		Network Integration
	2015	2014	2015	2014	2015	2014
Net Income
GAAP net income	$(1,068)	$(4,217)	$(1,265)	$(4,537)	$197	$320
Stock-based charges	212	147	206	154	6	(7)
Severance	90	261	90	261	—	—
Litigation costs	434	—	—	—	434	—
Warrant revaluation charges	—	406	—	406	—	—
Income tax impact	(174)	—	—	—	(174)	—
Non-GAAP adjusted net income	$(506)	$(3,403)	$(969)	$(3,716)	$463	$313

Weighted average number of shares	7,131	7,283
GAAP EPS - Basic and Diluted	$(0.15)	$(0.58)
Non-GAAP EPS - Basic and Diluted	$(0.07)	$(0.47)